                                                                      EXHIBIT 10


                               FIRST AMENDMENT TO
                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                           POST APARTMENT HOMES, L.P.


         This First Amendment to First Amended and Restated Agreement of Limited Partnership of Post Apartment Homes, L.P. (this "Amendment") is entered into as of October 1, 1996, by and among Post Properties, Inc. (the "General Partner") and the Limited Partners of Post Apartment Homes, L.P. All capitalized terms used herein shall have the meanings given to them in the First Amended and Restated Agreement of Limited Partnership of Post Apartment Homes, L.P., dated July 22, 1993 (the "Partnership Agreement").

         WHEREAS, the General Partner, on even date herewith, has issued 1,000,000 shares of its 8 1/2% Series A Cumulative Redeemable Preferred Shares, par value $0.01 per share, having a liquidation preference equivalent to $50.00 per share (the "Series A Preferred Shares"), and has sold such Series A Preferred Shares in a public offering;

         WHEREAS, the General Partner desires to contribute the net proceeds of the sale of the Series A Preferred Shares to the Partnership in exchange for partnership interests in the Partnership as set forth herein;

         WHEREAS, the General Partner is authorized to cause the Partnership to issue interests in the Partnership to General Partner in exchange for such contribution;

         NOW THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         Section 1.       Contribution.

         The General Partner hereby contributes to the Partnership the entire net proceeds received by the General Partner from the issuance of the Series A Preferred Shares. As provided in Section 4.3 of the Partnership Agreement, the General Partner shall be deemed to have made a Capital Contribution to the Partnership in the amount of the gross proceeds of such issuance, which is $50,000,000.00, and the Partnership shall be deemed simultaneously to have reimbursed the General Partner pursuant to Section 7.4.C of the Partnership Agreement for the amount of the underwriters discount and other costs incurred by the General Partner in connection with such issuance.
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         Section 2.       Issuance of Series A Preferred Partnership Units.

         In consideration of the contribution to the Partnership made by the General Partner pursuant to Section 1 hereof, the Partnership hereby issues to the General Partner 1,000,000 Series A Preferred Partnership Units (as defined herein).

         Section 3.       Definitions.

         In addition to those terms defined in the Partnership Agreement, the following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in the Partnership Agreement and in this Amendment:

                 "Common Partnership Unit" means a Partnership Unit that is not a Preferred Partnership Unit.

                 "Liquidation Preference Amount" means, with respect to any Preferred Partnership Unit, the amount payable with respect to such Preferred Partnership Unit (as established by the instrument designating such Preferred Partnership Units) upon the voluntary or involuntary dissolution, liquidation or winding up of the Partnership, or upon the earlier redemption of such Preferred Partnership Units, as the case may be.

                 "Preferred Partnership Unit" means any Partnership Unit issued from time to time pursuant to Section 4.2 hereof that is designated by the General Partner at the time of its issuance as a Preferred Partnership Unit. Each Preferred Partnership Unit shall have such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to Limited Partner Interests and Common Partnership Units, all as shall be determined by the General Partner subject to the requirements of Section 4.2 hereof.

                 "Series A Preferred Partnership Unit" means a Partnership Unit issued by the Partnership to the General Partner in consideration of the contribution by the General Partner to the Partnership of the entire net proceeds received by the General Partner from the issuance of the Series A Preferred Shares. The Series A Preferred Partnership Units shall constitute Preferred Partnership Units. The Series A Preferred Partnership Units shall have the voting powers, designation, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions as are set forth in Exhibit F, attached hereto. It is the intention of the General Partner, in establishing the Series A Preferred Partnership Units, that each Series A Preferred Partnership Unit shall be substantially the economic equivalent of a Series A Preferred Share.





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                          "Series A Preferred Shares" means the 8 1/2% Series A
                 Cumulative Redeemable Preferred Shares, par value $0.01 per share, having a liquidation preference equivalent to $50.00 per share, issued by the General Partner.

In addition, the definitions of "Partnership Unit," "Partnership Interest" and "REIT Shares Amount" appearing in Article 1 of the Partnership Agreement are hereby deleted in their entirety and the following definitions are inserted in their place:

                           "Partnership Unit" means a fractional, undivided share of the Partnership Interests of all Partners issued pursuant to Sections 4.1 and 4.2. The ownership of Partnership Units shall be evidenced by such form of certificate for units as the General Partner adopts from time to time on behalf of the Partnership. Without limitation on the authority of the General Partner as set forth in
         Section 4.2 hereof, the General Partner may designate any Partnership Units, when issued, as Common Partnership Units or as Preferred Partnership Units, may establish any other class of Partnership Units, and may designate one or more series of any class of Partnership Units.

                           "Percentage Interest" means, as to a Partner, with respect to any class of Partnership Units held by such Partner, its interest in such class of Partnership Units as determined by dividing the number of Partnership Units in such class owned by such Partner by the total number of Partnership Units in such class then outstanding.

                           "REIT Shares Amount" shall mean a number of REIT Shares equal to the product of the number of Common Partnership Units offered for redemption by a Redeeming Partner, multiplied by the Conversion Factor; provided that in the event the General Partner issues to all holders of REIT Shares rights, options, warrants or convertible or exchangeable securities entitling the shareholders to subscribe for or purchase REIT Shares, or any other securities or property (collectively, the "rights") then the REIT Shares Amount shall also include such rights that a holder of that number of REIT Shares would be entitled to receive.

         Section 4.       Requirement and Characterization of Distributions.

         Section 5.1 of the Partnership Agreement is hereby deleted in its entirety and the following new Section 5.1 is inserted in its place:





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             "Section 5.1     Requirement and Characterization of Distributions.

                 The General Partner shall distribute quarterly an amount equal to 100% of Available Cash generated by the Partnership during such quarter to the Partners who are Partners on the Partnership Record Date with respect to such quarter in the following order of priority:

                 (i) First, to the holders of the Preferred Partnership Units in such amount as is required for the Partnership to pay all distributions with respect to such Preferred Partnership Units due or payable in accordance with the instruments designating such Preferred Partnership Units through the last day of such quarter; such distributions shall be made to such Partners in such order of priority and with such preferences as have been established with respect to such Preferred Partnership Units as of the last day of such calendar quarter; and then

                 (ii) To the Partners in proportion to their respective Percentage Interests in Common Partnership Units on such Partnership Record Date;

         provided that in no event may a Partner receive a distribution of Available Cash with respect to a Partnership Unit if such Partner is entitled to receive a distribution out of such Available Cash with respect to a REIT Share for which such Partnership Unit has been redeemed or exchanged. The General Partner shall take such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with its qualification as a REIT, to distribute Available Cash to the Limited Partners so as to preclude any such distribution or portion thereof from being treated as part of a sale of property to the Partnership by a Limited Partner under Section 707 of the Code or the Regulations thereunder; provided that the General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of any distribution to Limited Partner being so treated.

                 Notwithstanding anything to the contrary contained herein, in no event shall any Partner receive a distribution of Available Cash with respect to any Common Partnership Unit with respect to any quarter until such time as the Partnership has distributed to the holders of the Preferred Partnership Units an amount sufficient to pay all distributions payable with respect to such Preferred Partnership Units through the last day of such quarter, in accordance with the instruments designating such Preferred Partnership Units."

         Section 5.       Tax Provisions.

         Section 6.1 of the Partnership Agreement is hereby deleted in its entirety and the following new Section 6.1 is inserted in its place:





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                 "Section 6.1     Allocations For Capital Account Purposes

                 For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership's items of income, gain, loss and deduction (computed in accordance with Exhibit B hereof) shall be allocated among the Partners in each taxable year (or portion thereof) as provided herein below.

                 A. Net Income. After giving effect to the special allocations set forth in Section 1 of Exhibit C, Net Income shall be allocated in the following manner and order of priority:

                 (1) To the General Partner until the cumulative allocations of Net Income under this Section 6.1.A.(1) equal the cumulative Net Losses allocated to the General Partner under Section 6.1.B.(5) hereof.

                 (2) To those Partners who have received allocations of Net Loss under Section 6.1.B.(4) hereof until the cumulative allocations of Net Income under this Section 6.1.A.(2) equal such cumulative allocations of Net Loss (such allocation of Net Income to be in proportion to the cumulative allocations of Net Loss under such section to each such Partner).

                 (3) To the General Partner until the cumulative allocations of Net Income under this Section 6.1.A.(3) equal the cumulative allocations of Net Loss to the General Partner under Section 6.1.B.(3) hereof.

                 (4) To those Partners who have received allocations of Net Loss under Section 6.1.B.(2) hereof until the cumulative allocations of Net Income under this Section 6.1.A.(4) equal such cumulative allocations of Net Loss (such allocation of Net Income to be in proportion to the cumulative allocations of Net Loss under such section to each such Partner).

                 (5) To the Partners until the cumulative allocations of Net Income under this Section 6.1.A.(5) equal the cumulative allocations of Net Loss to such Partners under Section 6.1.B.(1) hereof (such allocation of Net Income to be in proportion to the cumulative allocations of Net Loss under such section to each such Partner).

                 (6) Any remaining Net Income shall be allocated to the Partners who hold Common Partnership Units in proportion to their respective Percentage Interests as holders of Common Partnership Units.

                 B. Net Losses. After giving effect to the special allocations set forth in Section 1 of Exhibit C, Net Losses shall be allocated to the Partners as follows:





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


                 (1) To the Partners who hold Common Partnership Units in accordance with their respective Percentage Interests as holders of Common Partnership Units, except as otherwise provided in this Section 6.1.B.

                 (2)      To the extent that an allocation of Net Loss under
                 Section 6.1.B.(1) would cause a Partner to have an Adjusted Capital Account Deficit at the end of such taxable year (or increase any existing Adjusted Capital Account Deficit of such Partner), such Net Loss shall instead be allocated to those Partners, if any, for whom such allocation of Net Loss would not cause or increase an Adjusted Capital Account Deficit. Solely for purposes of this Section 6.1.B.(2), the Adjusted Capital Account Deficit, in the case of the General Partner, shall be determined without regard to the amount credited to the General Partner's Capital Account for the aggregate Liquidation Preference Amount attributable to the General Partner's Preferred Partnership Units, and in the case of a Principal or a Principal-Controlled Partnership, shall be determined without regard to such Partner's deficit Capital Account restoration obligation under Section 13.3.B hereof. The Net Loss allocated under this Section 6.1.B.(2) shall be allocated among the Partners who may receive such allocation in proportion to and to the extent of the respective amounts of Net Loss that could be allocated to such Partners without causing such Partners to have an Adjusted Capital Account Deficit.

                 (3) Any remaining Net Loss shall be allocated to the General Partner to the extent that such allocation of Net Loss would not cause or increase an Adjusted Capital Account Deficit of the General Partner.

                 (4) Any remaining Net Loss shall be allocated to the Principals and the Principal-Controlled Partnerships in accordance with their respective Percentage Interests; provided that if, after the death of a Principal, the estate of such Principal or any Principal-Controlled Partnership with respect to such Principal elects pursuant to Section 13.3.C hereof to eliminate or reduce its deficit Capital Account restoration obligation under Section 13.3.B hereof, Net Losses shall not be allocated to such Partner to the extent that such allocation would cause such Partner to have an Adjusted Capital Account Deficit (or would increase any existing Adjusted Capital Account Deficit of such Partner) as of the end of such taxable year, and instead shall be allocated to those Principals and Principal-Controlled Partnerships as to whom the foregoing limitation does not apply.

                 (5) Any remaining Net Loss shall be allocated to the General Partner.

                 C. For purposes of Regulations Section 1.752-3(a), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (i) the amount of Partnership Minimum Gain and
         (ii) the total amount of Nonrecourse Built-in Gain shall be allocated among the Partners in accordance with their respective Percentage Interests.





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


                 D. Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall to the extent possible, after taking into account other required allocations of gain pursuant to Exhibit C, be characterized as Recapture Income in the same proportions and to the same extent as such Partners have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income."

In addition, Exhibit C to the Partnership Agreement is hereby deleted in its entirety and Exhibit C attached hereto is hereby inserted in its place.

         Section 6.       Redemption Right.

         The Partnership Agreement is hereby amended by adding the following new Sections 8.6.D and 8.6.E to the Partnership Agreement, immediately following Section 8.6.C:

                 "D.      Notwithstanding anything contained in Sections 8.6.A,
         8.6.B and 8.6.C, no Partner shall be entitled to exercise the Redemption Right pursuant to Section 8.6.A with respect to any Preferred Partnership Unit unless (i) such Preferred Partnership Unit has been issued to and is held by a Partner other than the General Partner, and (ii) the General Partner has expressly granted to such Partner the right to redeem such Preferred Partnership Units pursuant to Section 8.6.A.

                 E. Preferred Partnership Units shall be redeemed, if at all, only in accordance with such redemption rights or options as are set forth with respect to such Preferred Partnership Units (or class or series thereof) in the instruments designating such Preferred Partnership Units (or class or series thereof)."

         Section 7.       General Amendments to Partnership Agreement.

         Notwithstanding anything contained herein, all references to Partnership Units in Sections 7.3.B, 7.5.B and 11.2.C of the Partnership Agreement shall be deemed to refer solely to Common Partnership Units, and not to Preferred Partnership Units. In addition, references in Sections 14.1 and
14.2 of the Partnership Agreement to Percentage Interests of the Limited Partners shall be deemed to refer solely to Percentage Interests of Limited Partners with respect to Common Partnership Units. Further, the reference to Partnership Interests appearing in Section 14.2.A shall be deemed to refer only to Partnership Interests held with respect to Common Partnership Units.





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

         Section 8.       Exhibits to Partnership Agreement.

         The General Partner shall maintain the information set forth in Exhibit A to the Partnership Agreement, as such information shall change from time to time, in such form as the General Partner deems appropriate for the conduct of the Partnership affairs, and Exhibit A shall be deemed amended from time to time to reflect the information so maintained by the General Partner, whether or not a formal amendment to the Partnership Agreement has been executed amending such Exhibit A. In addition to the issuance of Series A Preferred Partnership Units to the General Partner pursuant to this Amendment, such information shall reflect (and Exhibit A shall be deemed amended from time to time to reflect) the issuance of any additional Partnership Units to the General Partner or any other Person, the transfer of Partnership Units and the redemption of any Partnership Units, all as contemplated herein.

         In addition, the Partnership Agreement is hereby amended by attaching thereto as Exhibit F the Exhibit F attached hereto.





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

         IN WITNESS WHEREOF, the parties hereto have executed the Amendment under seal as of the date first written above.

                                              GENERAL PARTNER:

                                              POST PROPERTIES, INC.,
                                              a Georgia corporation


                                              By:
                                                 -----------------------
                                              Name:
                                                   ---------------------
                                              Title:
                                                    --------------------


                                              Attest:
                                                     -------------------
                                                     Name:
                                                          --------------
                                                     Title:
                                                           -------------

                                                               [CORPORATE SEAL]


                                              LIMITED PARTNERS:


                                              POST PROPERTIES, INC.,
                                              a Georgia corporation,
                                              as attorney-in-fact for the
                                              Limited Partners

                                              By:
                                                 -----------------------
                                              Name:
                                                   ---------------------
                                              Title:
                                                    --------------------

                                              Attest:
                                                     -------------------
                                                     Name:
                                                          --------------
                                                     Title:
                                                           -------------

                                                               [CORPORATE SEAL]





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


                                   EXHIBIT C
                            SPECIAL ALLOCATION RULES



1.       Special Allocation Rules.

         Notwithstanding any other provision of the Agreement or this Exhibit C, the following special allocations shall be made in the following order:

         1.A. Minimum Gain Chargeback. Notwithstanding the provisions of
Section 6.1 of the Agreement or any other provisions of this Exhibit C, if there is a net decrease in Partnership Minimum Gain during any Partnership Year, each Partner shall be specially allocated items of Partnership gross income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f)(6). This Section 1.A is intended to comply with the minimum gain chargeback requirements in Regulations Section 1.704-2(f) and for purposes of this Section 1.A only, each Partner's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.1 of this Agreement with respect to such Partnership Year and without regard to any decrease in Partner Minimum Gain during such Partnership Year.

         1.B.    Partner Minimum Gain Chargeback. Notwithstanding any other provision of Section 6.1 of the Agreement or any other provisions of this Exhibit C (except Section 1.A hereof), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership Year, each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations
Section 1.704-2(i)(5), shall be specially allocated items of Partnership gross income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4). This
Section 1.B is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith. Solely for purposes of this Section 1.B, each Partner's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.1 of the Agreement or this Exhibit C with respect to such Partnership Year, other than allocations pursuant to Section 1.A hereof.





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         1.C.    Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-
1(b)(2)(ii)(d)(6), and after giving effect to the allocations required under Sections 1.A and 1.B hereof, such Partner has an Adjusted Capital Account Deficit, items of Partnership gross income and gain shall be specifically allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible.

         1.D.    Nonrecourse Deductions. Nonrecourse Deductions for any
Partnership Year shall be allocated to the Partners in accordance with their respective Percentage Interests. If the General Partner determines in its good faith discretion that Nonrecourse Deductions for any Partnership Year must be allocated in a different ratio to satisfy the safe harbor requirements of the Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the Limited Partners, to revise the prescribed ratio for such Partnership Year to the numerically closest ratio which does satisfy such requirements.

         1.E.    Partner Nonrecourse Deductions. Any Partner Nonrecourse
Deductions for any Partnership Year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(2).

         1.F.    Priority Allocation With Respect To Preferred Partnership
Units. All or a portion of the remaining items of Partnership gross income or gain for the Partnership Year, if any, shall be specially allocated to the General Partner in an amount equal to the excess, if any, of the cumulative distributions received by the General Partner pursuant to Section 5.1(i) hereof for the current Partnership Year and all prior Partnership Years (other than any distributions that are treated as being in satisfaction of the Liquidation Preference Amount for any Preferred Partnership Units) over the cumulative allocations of Partnership gross income and gain to the General Partner under this Section 1.F for all prior Partnership Years.

         1.G.    Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

2.       Allocations for Tax Purposes

         2.A.    Except as otherwise provided in this Section 2, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner





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

as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

         2.B.    In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, and deduction shall be allocated for federal income tax purposes among the Partners as follows:

                 1. In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners consistent with the principles of Section 704(c) of the Code that takes into account the variation between the 704(c) Value of such property and its adjusted basis at the time of contribution; and

                          a. any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

                 2.       In the case of an Adjusted Property, such items shall

                                  (1)      first, be allocated among the
Partners in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Exhibit B and

                                  (2)      second, in the event such property
was originally a Contributed Property, be allocated among the Partners in a manner consistent with Section 2.B.(1) of this Exhibit C; and

                          a. any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

                 3. all other items of income, gain, loss and deduction shall be allocated among the Partners in the same manner as their correlative item of "book" gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

         2.C.    To the extent Regulations promulgated pursuant to Section
704(c) of the Code permit a partnership to utilize alternative methods to eliminate the disparities between the agreed value of property and its adjusted basis (including, without limitation, the implementation of curative allocations), the General Partner shall have the authority to elect the method to be used by the Partnership and such election shall be binding on all Partners.

         Without limiting the foregoing, the General Partner shall take all steps (including, without limitation, implementing curative allocations) that it determines are necessary or appropriate to ensure that the amount of taxable gain required to be recognized by the General Partner upon a disposition by the Partnership of any Contributed Property or Adjusted Property does not exceed the sum of (i) the gain that would be recognized by the General Partner if such Property had an adjusted tax basis at the time of disposition equal to the 704(c) Value of such property plus (ii) the deductions for depreciation, amortization or other cost recovery actually allowed to the General Partner with respect to such property for federal income tax purposes (after giving effect to the "ceiling rule).





                                      C-4
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                                   EXHIBIT F


                           POST APARTMENT HOMES, L.P.


         DESIGNATION OF THE VOTING POWERS, DESIGNATION, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS AND
                  QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS

                                     OF THE

                      SERIES A PREFERRED PARTNERSHIP UNITS


         The following are the terms of the Series A Preferred Partnership Units established pursuant to this Amendment:

         (a) NUMBER. The maximum number of authorized Series A Preferred Partnership Units shall be 1,150,000.

         (b) RELATIVE SENIORITY. In respect of rights to receive quarterly distributions and to participate in distributions of payments in the event of any liquidation, dissolution or winding up of the Partnership, the Series A Preferred Partnership Units shall rank senior to the Common Partnership Units and any other class or series of Partnership Units of the Partnership ranking, as to quarterly distributions and upon liquidation, junior to the Series A Preferred Partnership Units (collectively, "Junior Partnership Units").

         (c)     QUARTERLY DISTRIBUTIONS.

         (1) The General Partner, in its capacity as the holder of the then outstanding Series A Preferred Partnership Units, shall be entitled to receive, when and as declared by the General Partner out of any funds legally available therefor, cumulative quarterly distributions at the rate of $4.25 per Series A Preferred Partnership Unit per year, payable in equal amounts of $1.0625 per unit quarterly in cash on the last day of each March, June, September, and December or, if not a Business Day (as hereinafter defined), the next succeeding Business Day beginning on December 31, 1996 (each such day being hereafter called a "Quarterly Distribution Date" and each period ending on a Quarterly Distribution Date being hereinafter called a "Distribution Period"). Quarterly distributions on each Series A Preferred Partnership Unit shall accrue and be cumulative from and including the date of original issue thereof, whether or not (i) quarterly distributions on such Series A Preferred Partnership Units are earned or declared or (ii) on any Quarterly Distribution Date there shall be funds legally available for the payment of quarterly distributions. Quarterly distributions paid on the Series A Preferred Partnership Units in an amount less than the total amount of such quarterly distributions at the time accrued and payable on such Partnership Units shall be allocated pro rata on a per unit basis among all such Series A Preferred Partnership Units at the time outstanding.

         "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

         (2) The amount of any quarterly distributions accrued on any Series A Preferred Partnership Units at any Quarterly Distribution Date shall be the amount of any unpaid quarterly distributions accumulated thereon, to and including such Quarterly Distribution Date, whether or not earned or declared, and the amount of quarterly distributions accrued on any Series A Preferred Partnership Units at any date other than a Quarterly Distribution Date shall be equal to the sum of the amount of any unpaid quarterly distributions accumulated thereon, to and including the last preceding Quarterly Distribution Date, whether or not earned or declared, plus an amount calculated on the basis of the annual distribution rate of $4.25 per unit for the period after such last preceding Quarterly Distribution Date to and including the date as of which the calculation is made based on a 360-day year of twelve 30-day months.

         (3) Except as provided herein, the Series A Preferred Partnership Units shall not be entitled to participate in the earnings or assets of the Partnership, and no interest, or sum of money in lieu of interest, shall be payable in respect of any distribution or distributions on the Series A Preferred Partnership Units which may be in arrears.

         (4) Any distribution made on the Series A Preferred Partnership Units shall be first credited against the earliest accrued but unpaid quarterly distribution due with respect to such Partnership Units which remains payable.

         (5) No quarterly distributions on the Series A Preferred Partnership Units shall be authorized by the General Partner or be paid or set apart for payment by the Partnership at such time as the terms and provisions of any agreement of the General Partner or the Partnership, including any agreement relating to its indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law. Notwithstanding the foregoing, quarterly distributions on the Series A Preferred Partnership Units will accrue whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such quarterly distributions and whether or not such quarterly distributions are authorized.

         (d)     LIQUIDATION RIGHTS.

         (1) Upon the voluntary or involuntary dissolution, liquidation or winding up of the Partnership, the General Partner, in its capacity as the holder of the Series A Preferred Partnership Units then outstanding, shall be entitled to receive and to be paid out of the assets of the Partnership





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

available for distribution to its partners, before any payment or distribution shall be made on any Junior Partnership Units, the amount of $50.00 per Series A Preferred Partnership Unit, plus accrued and unpaid quarterly distributions thereon.

         (2) After the payment to the holders of the Series A Preferred Partnership Units of the full preferential amounts provided for herein, the General Partner, in its capacity as the holder of the Series A Preferred Partnership Units as such, shall have no right or claim to any of the remaining assets of the Partnership.

         (3) If, upon any voluntary or involuntary dissolution, liquidation, or winding upon of the Partnership, the amounts payable with respect to the preference value of the Series A Preferred Partnership Units and any other Preferred Partnership Units of the Partnership ranking as to any such distribution on a parity with the Series A Preferred Partnership Units are not paid in full, the holders of the Series A Preferred Partnership Units and of such other Preferred Partnership Units will share ratably in any such distribution of assets of the Partnership in proportion to the full respective preference amounts to which they are entitled.

         (4) Neither the sale, lease or conveyance of all or substantially all of the property or business of the Partnership, nor the merger or consolidation of the Partnership into or with any other entity or the merger or consolidation of any other entity into or with the Partnership, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes hereof.

         (e)     REDEMPTION.

         (1) OPTIONAL REDEMPTION. On and after October 1, 2026, the General Partner may, at its option, cause the Partnership to redeem at any time all or, from time to time, part of the Series A Preferred Partnership Units at a price per unit (the " Redemption Price"), payable in cash, of $50, together with all accrued and unpaid distributions to the and including the date fixed for redemption (the "Redemption Date"). The Series A Preferred Partnership Units have no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions.

         (2)     PROCEDURES OF REDEMPTION.

                 (i) At any time that the General Partner exercises its right to redeem all or any of the Series A Preferred Shares, the General Partner shall exercise its right to cause the Partnership to redeem an equal number of Series A Preferred Partnership Units in the manner set forth herein.

                 (ii) No Series A Preferred Partnership Units may be redeemed except from proceeds from the sale of capital stock of the General Partner, including but not limited to common stock, preferred stock, depositary shares, interests, participations or other ownership interests (however designated) and any rights (other than debt securities convertible into the exchangeable for equity securities) or options to purchase any of the foregoing. The proceeds of such sale of capital stock of the General Partner shall be contributed by the General Partner to the Partnership pursuant to the requirements of Section 4.2 of the Partnership Agreement.

         (f) VOTING RIGHTS. Except as required by law, the General Partner, in its capacity as the holder of the Series A Preferred Partnership Units, shall not be entitled to vote at any meeting of the Partners or for any other purpose or otherwise to participate in any action taken by the Partnership or the Partners, or to receive notice of any meeting of Partners.

         (g) CONVERSION. The Series A Preferred Partnership Units are not convertible into or exchangeable for an other property or securities of the Partnership.

         (h) RESTRICTIONS ON OWNERSHIP. The Series A Preferred Partnership Units shall be owned and held solely by the General Partner.

         (i) GENERAL. The rights of the General Partner, in its capacity as holder of the Series A Preferred Partnership Units, are in addition to and not in limitation on any other rights or authority of the General Partner, in any other capacity, under the Partnership Agreement. In addition, nothing contained herein shall be deemed to limit or otherwise restrict any rights or authority of the General Partner under the Partnership Agreement, other than in its capacity as the holder of the Series A Preferred Partnership Units.





                                      F-4